Exhibit 21


                    CalEnergy Company, Inc.

                Subsidiaries and Joint Ventures


Corporations

         Coso     Hotsprings    Intermountain     Power,     Inc.
Delaware
     China Lake Operating Company                      Delaware
     Coso Technology Corporation                       Delaware
     Coso Funding Corp.                           Delaware
     China Lake Geothermal Management Company          Delaware
           China       Lake       Plant      Services,       Inc.
California
          Coso      Hotsprings     Overland      Power,      Inc.
Delaware
     CE Geothermal, Inc.                          Delaware
     Western States Geothermal Company                 Delaware
     Intermountain Geothermal Company                  Delaware
     CalEnergy Development Corporation                 Delaware
     California Energy Yuma Corporation                Utah
     Rose Valley Properties, Inc.                      Delaware
     CE Holt Company                                   Delaware
     CBE Engineering Co.                          California
         The     Ben     Holt     International     Co.,     Inc.
Delaware
     CE Exploration Company                            Delaware
     CE Newberry, Inc.                                 Delaware
     CE Humboldt, Inc.                                 Delaware
           CalEnergy      International      Services,       Inc.
Delaware
     American Pacific Finance Company                  Delaware
           California       Energy      General       Corporation
Delaware
            CE        International       Investments,       Inc.
Delaware
     CE Mahanagdong Ltd.                          Bermuda
         CE     Luzon    Geothermal    Power    Company,     Inc.
Philippines
     CE Philippines Ltd.                               Bermuda
     Ormoc Cebu Ltd.                                   Bermuda
         CE     Cebu     Geothermal    Power    Company,     Inc.
Philippines
     CE Indonesia Ltd.                                 Bermuda
             Himpurna        California        Energy        Ltd.
Bermuda
     Bali Energy Ltd.                                  Bermuda
     CE Casecnan Ltd.                                  Bermuda
     Patuha Power, Ltd.                                Bermuda
     CE Singapore Ltd.                                 Bermuda
     CalEnergy International Ltd.                      Bermuda
        CE    Casecnan    Water   and   Energy   Company,    Inc.
Philippines
     CE Ijen Ltd.                                      Bermuda
     CE Asia Ltd.                                      Bermuda
     CE Overseas Ltd.                                  Bermuda
     Kiewit/Holt Indonesia L.L.C.                      Nebraska
     Gilbert/CBE Indonesia L.L.C.                      Nebraska
     Magma Power Company                          Nevada
     Desert Valley Company                             California
     Vulcan Power Company                              Nevada
     CalEnergy Operating Company                       Delaware
     Salton Sea Power Company                     Nevada
     Imperial Magma                               Nevada
     Magma Land Company I                              Nevada
     Magma Generating Company II                       Nevada
     Magma Generating Company I                        Nevada
     Peak Power Corporation                            California
     Fish Lake Power Company                           Delaware
             Salton         Sea        Funding        Corporation
Delaware
     Salton Sea Royalty Company                        Delaware
            Tongonan        Power        Investments,        Inc.
Philippines
       Magma   Netherlands  B.V.                              The
Netherlands
       Norming   Investments  B.V.                            The
Netherlands
          California     Energy     Retail     Company,      Inc.
Delaware
          CalEnergy     Imperial     Valley     Company,     Inc.
Delaware
     BN Geothermal Inc.                                Delaware
     Conejo Energy Company                             California
     Niguel Energy Company                             California
     San Felipe Energy Company                         California
     CE/FS Holding Company, Inc.                       Delaware
     Falcon Seaboard Resources, Inc.                        Texas
     Falcon Seaboard Energy Corporation                Texas
     Falcon Seaboard Oil Company                       Texas
     Falcon Seaboard Pipeline Corporation                   Texas
     Falcon Seaboard Power Corporation                 Texas
     Falcon Seaboard Gas Company                       Texas
     Power Resources, Inc.                             Texas
     Big Spring Pipeline Company                       Texas
     SECI Holdings, Inc.                               Delaware
     Falcon Power Operating Company                    Texas
     NorCon Holdings, Inc.                             Delaware
     Saranac Energy Company, Inc.                      Delaware
     Northern Consolidated Power, Inc.                 Delaware
      North Country Gas Pipeline Corporation                  New
York
     CE Power, Inc.                               Delaware
     CE Electric, Inc.                                 Delaware
                CE            Electric           UK           PLC
England/Wales
               CE          Electric          UK          Holdings
England/Wales
                  Northern              Electric              plc
England/Wales
           Northern       Electric       Generation       Limited
England/Wales
        Northern    Electric    (Overseas    Holdings)    Limited
England/Wales
           Northern       Electric       Properties       Limited
England/Wales
             Northern         Electric        Finance         plc
England/Wales
       Northern   Tracing   and   Collection   Services   Limited
England/Wales
     Gas UK Limited                               England/Wales
                           Northgas                       Limited
England/Wales
            Northern       Transport       Finance        Limited
England/Wales
            Northern        Electric        Retail        Limited
England/Wales
           Northern      Electric      Distribution       Limited
England/Wales
            Northern        Electric        Supply        Limited
England/Wales
            Northern       Metering       Services        Limited
England/Wales
            Northern        Utility       Services        Limited
England/Wales
            Northern        Electric       Telecom        Limited
England/Wales
            Northern       Electric       Transport       Limited
England/Wales
           Northern       Information       Systems       Limited
England/Wales
            Northern       Electric       Training        Limited
England/Wales
         Northern     Electric    Generation    (TPL)     Limited
England/Wales
         Northern     Electric    Generation    (CPS)     Limited
England/Wales
         Northern     Electric    Generation    (NPL)     Limited
England/Wales
        Northern    Electric   Generation    (Peaking)    Limited
England/Wales
         Combined     Power     Systems    (Northern)     Limited
England/Wales
      Northern Electric Insurance Services Limited           Isle
of Man
                Sovereign           Exploration           Limited
England/Wales
                    Viking               Power                Ltd
England/Wales
     CE Indonesia Geothermal, Inc.                     Delaware
     CalEnergy Minerals, Inc.                          Delaware

oint Ventures/Partnerships
     Coso Energy Developers                            California
     Coso Finance Partners                             California
     Coso Power Developers                             California
             Coso        Transmission        Line        Partners
California
     Coso Finance Partners II                          California
     Coso Land Company                            California
     China Lake Joint Venture                          California
     Coso Geothermal Company                      California
     Gilbert/CBE L.P.                                  Nebraska
                Kiewit/Holt           Philippines,           L.P.
Nebraska
     Yuma Cogeneration Associates                      Utah
     Vulcan/BN Geothermal Power Company                Nevada
     Leathers, L.P.                               California
     Elmore, L.P.                                      California
     Del Ranch, L.P.                                   California
           Salton      Sea      Brine      Processing,       L.P.
California
     Salton Sea Power Generation, L.P.                 California
               Alto          Peak          Power          Company
Philippines
            Visayas        Geothermal        Power        Company
Philippines
     Saranac Power Partners, L.P.                      Delaware
     NorCon Power Partners, L.P.                       Delaware